Exhibit 99

The reserve report is based upon the ownership of a 100% working interest in Vanguard’s leases in the Batson Dome Field. The proved reserve numbers in the registration statement, as well as the discounted value of the proved reserves, have been adjusted to reflect Vanguard’s ownership of a 90% working interest in these leases.

Vanguard S-1 insert 5-9-11

NOVA RESOURE, INC.

CERTIFIED PETROLEUM  GEOLOGISTS   *REGISTERED PROFESSIONAL ENGINEERS*   CERTIFIED PETROLEUM GEOPHYSICISTS

Oil & Gas Exploration  and  Production  *  Certified   SEC   Reserves   Valuations

P. O. Box 743324
Dallas, Texas 75374
Tel/Fax(972)530-3930
novapet@tx.rr.com

March 31, 2011
page 1 of 11
Mr. Warren M. Dillard
Vanguard Energy Corporation
1999 Avenue of the Stars, Suite 1100
Los Angeles, CA 90067
wdillard@enercorenergy.com

RE:

March 31, 2011 Nova Resource, Inc.’sUpdated “Certified SEC Report” (using 12 mth trailing 1st of Mth average prices) of Oil & Gas Prices Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Dear Mr. Dillard,

As per your request and authorization of Nova Resource, Inc. Nova is hereby supplying to you and Vanguard Energy Corporation Nova Resource, Inc.’s updated  “Certified SEC Report” of your remaining recoverable net oil and gas reserves and valuations regarding the referenced 100 % working interests in the Batson Field of Hardin County, Texas.

You requested that we perform our evaluation in conformance with present United States Securities and Exchange Commission (SEC) requirements for reporting, procedures, definitions and practices of oil and gas reserves.  The following analysis and valuations were performed under present United States SEC requirements as per your request.

The evaluations are of Proven Developed Producing (Producing)  (PDP) (P1) wells and Proven Developed Non-Producing (Behind Pipe Productive) (PDNP) (P2) formations and Proven Un-Developed (Un-Drilled) (PUD) (P3) wells remaining to be drilled upon the referenced properties.

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s updated “Certified SEC Report” (12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011; page 2 of 11

The referenced properties consist of oil and gas leases known as the Coline Lease, the Gulf Fee Lease and the non-producing Parrafine Lease all within the Batson Field located in Hardin County Texas and described in that Exhibit A to the Purchase Agreement Between C.F.O. Inc. and Vanguard Energy Corporation Description of leases and lands.

The referenced Coline properties consist of the following as reported by the operator Drum Operating minus acres included in a 100’ radius of all wellbores upon the Coline Lease and including the producing wellbores of the Gull Fee lease: +/- 220.61 acres for the Coline leases as follows:

1.               Coline     Lease; 80 % NRI, A-  591, Hardin Co., Tx

2.               Coline A Lease; 80 % NRI; A-  234, Hardin Co., Tx

3.               Coline B Lease; 80 % NRI; A-1019, Hardin Co., Tx

4.               Coline C Lease; 80 % NRI, A-1019, Hardin Co., T

5.               Coline D Lease; 80 % NRI, A-1019, Hardin Co., Tx

6.               Coline G Lease; 80 % NRI, A-  591, Hardin Co., Tx

7.               Coline H Lease; 80 % NRI, A-  591, Hardin Co., Tx

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s  updated “Certified SEC Report” (12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011; page 3 of 11

The referenced Gulf Fee properties consist of the following as reported by the operator Drum Operating:

+/- 10 acres for the Gulf Fee lease as follows:

8.               Gulf Fee Lease; 70 % NRI, A-  153, Hardin Co., Tx

Gulf Fee # 1, PDNP, FRIO, API: 42-199-01104

Gulf Fee # 2, PDP, Frio, API: 42-199-01105

Gulf Fee # 3, PDNP, Frio, API: 42-199-01106

Gulf Fee # 4, PDNP, Frio, API: 42-199-01048

Gulf Fee # 5, PDP, Frio, API: 42-199-01049

The referenced Parrafine lease is non-producing with no PV-10 valuation.

The combined leases have a total of +/- 240.61 acres.

The following is reported by the operator Drum Operating effective as of 03/31/2011:

The Coline A lease produced 8.5 Barrel of Oil Per Day (BOPD) from 1 well which is owned by the operator and C. F. O. Inc. and this well and it’s production are not owned by Vanguard Energy Corp.

The Coline B lease is non-producing at this time.

The Coline C lease is non-producing at this time.

The Coline D lease produces 5 BOPD from 3 wells which are owned by the operator and C. F. O. Inc. and with no ownership or interests owned by Vanguard Energy Corp.

The Coline G lease is reported productive and is non-producing at this time.

The Coline H lease is non-producing at this time.

The Coline lease is reported productive and is non-producing at this time.

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s updated “Certified SEC Report” (12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011; page 4 of 11

Recent drilling of new wells upon the Coline Lease has resulted in the following PDP wells having been established within the first quarter of 2011:

The V # 1 well on the Coline leases began producing oil on January 17, 2011 and produced a total of 2,773 Barrels of oil per March 31, 2011 at a rate of 45 Barrels of Oil per day on average.

The V # 2 well on the Coline leases began producing oil on January 30, 2011 and produced a total of 1,109 Barrels of oil per March 31, 2011 at a rate of 37 Barrels of oil on average.

The V # 4 well on the Coline leases began producing oil on March 2, 2011 and produced a total of 763 Barrels of oil per March 31, 2011 at a rate of 25.43 Barrels of oil on average.

The Gulf Fee lease is producing 4 BOPD from 2 wells with production being owned by Vanguard Energy Corp.

Thus the Coline leases are reported to have produced from the three V wells (V # 1, V # 2 and V # 4) a combined total for the first quarter of (2773+1,109+763) 4,645 Barrels of Oil from three PDP wells attributable to Vanguard Energy Corporation interests. The Gulf Fee lease is reported to have produced approximately 360 Barrels of oil for the first quarter of 2011.  The combined production for Vanguard Energy Corporation’s interests in the above referenced leases for the first quarter of 2011 is approximately (1,872+360) 2,232 Barrels oil.

Nova’s evaluation of the referenced oil and gas leases within the Batson Field was performed using, but not limited to, 1) the operator’s supplied present production and well numbers, 2) the Texas Railroad Commission’s production numbers and decline curves derived there from, 3) the Producers Monthly Report, 4) the operators supplied present lease operating expenses (LOE), 5) the operator’s projected cost for workover and new drill wells, 6) a first of the month trailing 12 month average price of oil and gas of  $ 83.424 per Bbl of oil and $ 4.095 per Thousand Cubic Feet (MCF) of natural gas held constant, 6) well log analyses, 7) present perforations, 8) behind pipe productive zones to be opened to the wellbores, and 9) PUD well locations remaining to be drilled.

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s updated “Certified SEC Report” (12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011; page 5 of 11

The reserves and values will vary due to the various possible economic conditions present at any given time and the subsequent economic life of the wells as a result of variations in the price of oil, LOE, etc. As per SEC requirements the first of the month prior 12 month average price of oil and gas of  $ 83.424 per barrel of oil and $ 4.095 per thousand cubic feet (MCF) of gas are used in this report. The Lease Operating Expenses (LOE) are held constant. The economic life of each property will depend upon the future sales price of oil and gas, the future LOE, and the success of  workovers to recover PDNP reserves and the success of drilling PUD new wells to recover new un-drilled reserves as projected.  No risk has been applied to the reserves and valuation other than the sensitivity analyses supplied for each lease.   Only present proven developed producing wellbores are classified as PDP.

All V# 1, V # 2 and V # 4 and other proven developed producing PDP (existing producing) well reserves at PV-10 valuations are based upon the operator’s supplied production rates and LOE.  Calculations of remaining recoverable PDP oil and gas reserves are predicated upon exponential decline for wells V # 1, V # 2 and V # 4 and hyperbolic decline for all other PDP wells as determined by  production decline curves and present production rates as generated from the operator’s production reported, constant oil and gas prices and LOE, the operator’s reported net royalty interest (NRI) per lease and other operator and available data.

All Proven Developed Non-Producing (PDNP) (existing wellbores with calculated behind pipe reserves) at PV-10 valuations are based upon the operator’s supplied data, production histories of the leases, performed log analyses, the operator’s reported cost to workover existing wellbores for behind pipe reservoirs, and the production histories of surrounding wells from the same reservoirs.  Exponential decline rates are used for all PDNP wells reserves using anticipated initial potential rates as determined from surrounding wells producing from the same reservoirs.  Calculations include the added well cost to open, i.e. workover, the behind pipe reserves of approximately $ 50,000 per wellbore. $ 83.424 oil and $ 4.095 gas (average trailing 1st of the month 12 month average prices) held constant to derive the PV-10 reserves and their valuations.

All proven un-developed (PUD), wells remaining to be drilled, reserves at PV-10 valuations are based upon the assumption that all new SEC described PUD wellbores remaining to be drilled in the closest adjacent legal location will have similar productive reservoirs and are anticipated to have reserves similar to adjacent producing PDP wells with their remaining PDNP pay zones and will initially produce oil and gas at the average initial production rate expected

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s updated “Certified SEC Report” (12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011; page 6 of 11

from adjacent productive wellbores. All PUD reserves calculations use exponential decline rates from anticipated initial production rates.  Other required PUD calculation parameters are as follows: 1)  hydrocarbons (oil or gas) will be sold at $ 83.424 per barrel of oil or $ 4.095 per thousand cubic feet (MCF) of gas,  and 2) the price of oil and gas sold is held constant,  and 3) all successful PUD wells will have the same LOE as existing producing wellbores, and 4) the LOE is held constant, and 5) the operators projected cost to drill  and complete a PUD well of $ 500,000 per wellbore.

Sensitivity analyses of reserves and valuations were performed for all PDP, PDNP, and PUD projections from zero (0) production to a maximum projected production rate.  The optimum expected rates of production were used for the projections of reserves and valuations.

The resulting economically recoverable PDP, PDNP, and PUD reserves using constant $ 83.424 oil and $ 4.095 gas and present LOE and projected costs @ PV-10 results in the following:

Calculations effective as of March 31, 2011 of PDP, PDNP, and PUD reserves and valuations at PV-10 by lease Name and NRI are as follows:

COLINE A-H w/o C (80.0% NRI):

Reserve Type:
Leases (Name):	Reserves (Bbls):
CapEx: (USD)
PV-10 Valuations (USD):

Coline A-H	PDP	PDNP	PUD	Lease Sub-Totals
W/o C (Bbls)	0	0	267,054	267,054 Bbls

(CapEx ($)	0	0	4,000,000	$4,000,000 USD

PV-10 ($)	0	0	12,601,427	$12,601,427 USD

Lease Combined CapEx :	$4,000,000
Lease Combined Net Bbls:	267,054	Bbls
Lease Combined PV-10 ($):	$12,601,427

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s updated “Certified SEC Report” (12 mth avg prices)of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011; page 7 of 11

COLINE C (74.125% NRI):

Reserve Type:
Leases (Name):	Reserves (Bbls):
CapEx: (USD)
PV-10 Valuations (USD):

Coline A-H	PDP	PDNP	PUD	Lease Sub-Totals
W/o C (Bbls)	0	0	0	0 Bbls

(CapEx ($)	0	0	0	$0 USD

PV-10 ($)	0	0	0	$0 USD

Lease Combined CapEx :	$0
Lease Combined Net Bbls:	0	Bbls
Lease Combined PV-10 ($):	$0

V # 1 Well

COLINE Lease (80.000% NRI):

Reserve Type:
Leases (Name):	Reserves (Bbls):
CapEx: (USD)
PV-10 Valuations (USD):

V # 1 Well	PDP	PDNP	PUD	Well Sub-Totals
(Bbls)	23,565	0	0	23,565 Bbls

(CapEx ($)	500,000	0	0	$500,000 USD

PV-10 ($)	956,762	0	0	$956,762 USD

Well Combined CapEx :	$500,000
Well Combined Net Bbls:	23,565	Bbls
Well Combined PV-10 ($):	$956,762

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s updated “Certified SEC Report” (12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011; page 8 of 11

V # 2 well

COLINE Lease (80.000% NRI):

Reserve Type:
Leases (Name):	Reserves (Bbls):
CapEx: (USD)
PV-10 Valuations (USD):

V # 2 Well	PDP	PDNP	PUD	Well Sub-Totals
(Bbls)	19,376	0	0	19,376 Bbls

(CapEx ($)	500,000	0	0	$500,000 USD

PV-10 ($)	691,542	0	0	$691,542 USD

Well Combined CapEx :	$500,000
Well Combined Net Bbls:	19,376	Bbls
Well Combined PV-10 ($):	$691,542

V # 4 well

COLINE Lease (80.000% NRI):

Reserve Type:
Leases (Name):	Reserves (Bbls):
CapEx: (USD)
PV-10 Valuations (USD):

V # 4 well	PDP	PDNP	PUD	Well Sub-Totals
(Bbls)	13,273	0	0	13,273 Bbls

(CapEx ($)	500,000	0	0	$500,000 USD

PV-10 ($)	308,056	0	0	$308,056 USD

Well Combined CapEx :	$500,000
Well Combined Net Bbls:	13,273	Bbls
Well Combined PV-10 ($):	$308,056

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s updated “Certified SEC Report” (12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011; page 9 of  11

PARRAFINE (75.0% NRI):

Reserve Type:
Leases (Name):	Reserves (Bbls):
CapEx: (USD)
PV-10 Valuations (USD):

Paraffine	PDP	PDNP	PUD	Lease Sub-Totals
(Bbls)	0	0	0	0 Bbls

(CapEx ($)	0	0	0	$0 USD

PV-10 ($)	0	0	0	$0 USD

Lease Combined CapEx :	$0
Lease Combined Net Bbls:	0	Bbls
Lease Combined PV-10 ($):	$0

GULF FEE (69.0 % NRI):

Reserve Type:
Leases (Name):	Reserves (Bbls):
CapEx: (USD)
PV-10 Valuations (USD):

	PDP	PDNP	PUD	Lease Sub-Total
Gulf Fee Bbls	2,771	60,648	192,323	255,742 Bbls

(CapEx)($)	0	250,000	2,500,000	$2,750,000 USD

PV-10 ($)	107,076	3,350,811	9,484,302	$12,942,189 USD

Lease Combined CapEx :	$2,750,000
Lease Combined Net Bbls:	255,742	Bbls
Lease Combined PV-10 ($):	$12,942,189
See next page 10 for COMBINED TOTAL

Nova/Vanguard Energy Corporation: March 31, 2011 Nova Resource, Inc.’s updated “Certified SEC Report” ( 12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties owned by Vanguard Energy Corp. within the Batson Field of Hardin County, Texas.

Date: March 31, 2011;  page 10 of 11

TOTAL LEASES COMBINED SEC Reserves and Valuation:

Reserve Type:
Leases (Name):	Reserves (Bbls):
CapEx: (USD)
PV-10 Valuations (USD):

	PDP	PDNP	PUD	COMBINED TOTAL
TOTAL
Bbls	58,985	60,648	459,377	579,010 Bbls

# of Wells	5	5	13

CapEx	1,500,000	250,000	6500,000	$8,250,000

PV-10 ($)	2,063,436	3,350.811	22,085,729	$27,499,976

COMBINED TOTAL NET BBLS:
Combined Total CapEx ($):	$8,250,000
Combined Total Net Bbls:	579,010	Bbls
Combined Total PV-10 ($):	$27,499,976
Combined Total Return On Investment (ROI):	3.3333 : 1

For your reference all original reports with signatures and appropriate medallion seals with detailed data and calculations at PV-10 are also being sent by hard copy to your mailing address.

This “Certified SEC Report” conforms to all presently existing United States Securities and Exchange Commission  regulations and requirements regarding the reserves and their valuations as of March 31, 2011.

Nova/Vanguard Energy Corporation: March 31, 2010 Nova Resource, Inc.’s updated  “Certified SEC Report” (12 mth avg prices) of Oil and Gas Reserves and Valuations of 100% Working Interests in Properties operated by Drum Operating within the Batson Field of Hardin County, Texas.

Date: December 31, 2010; page 11 of 11

Nova Resource, Inc. has been retained by Vanguard Energy Corporation to generate this “Certified SEC Report” of the oil and gas reserves and valuation for the referenced properties and Nova Resource, Inc. is acting as an independent consultant third party and is a qualified Reserves Evaluator (QRE 51-101).

Nova Resource, Inc. advises all parties that all oil and gas ventures contain risk of loss of some or all of any or all capital invested to acquire and/or develop any oil and gas property. Nova has relied upon the operators supplied data and has not audited such supplied data and has not applied risk to these properties or this report of the reserves or their valuations. Nova Resource, Inc. does not guarantee or warrant, by expression or omission, the present of all or any of the  hydrocarbons upon or to be recovered from any un-audited property.  Nova Resource, Inc. advises any party to seek their own outside third party council and advise as to the appropriateness of acquiring or developing any oil and gas property.

Neither Nova Resource, Inc. nor any of its employees or management own or retain any interest in the referenced properties.

If you have any questions please contact Nova Resource, Inc. at (214) 543-6148 or by e-mail at novapet@tx.rr.com.

Thank you for this opportunity to be of service to you and Vanguard Energy Corporation.

We look forward to being of service to you and Vanguard in the future.

Respectfully,
Nova Resource, Inc.

Joseph V. Rochefort — President
CPG # 3358, CGP # 90,
SIPES # 1901, QRE CT51-101

Incl: Vanguard 03-31-2011 Batson Fld Nova Resource, Inc. Updated Certified SEC Summary
Exhibits: Hardcopy spreadsheet summary, report, data, wells, maps, etc. to follow by mail.

Vanguard Nova Report 5-6-11

Vanguard S-1 2-18-11